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                                                                   Exhibit 10(f)


                               WENDY'S INTERNATIONAL, INC.
                          SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                     (AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2003)


                               WENDY'S INTERNATIONAL, INC.
                          SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

          Wendy's International, Inc. maintains the Wendy's International, Inc. Pension Plan and the Wendy's International, Inc. Profit Sharing and Savings Plan for the benefit of its non-crew employees. Since 1984, the Company has also maintained this Supplemental Executive Retirement Plan (the "SERP") to provide benefits in excess of those permitted in the Pension and Profit Sharing and Savings Plans under the Internal Revenue Code.

          The Company amended and restated the SERP effective January 1, 1989 and amended the SERP effective October 1, 2001 and June 18, 2002. The Company is again amending and restating the SERP effective January 1, 2003.

          The amendment and restatement of the SERP shall not in any way affect the rights of the Employees who participated in the SERP prior to the Effective Date in accordance with its provisions. All matters relating to the benefits, if any, payable to such Employees (or their Beneficiaries) based upon events occurring prior to the Effective Date shall, except as otherwise expressly provided herein, be determined in accordance with the applicable provisions of the SERP in effect at the time of the event.

                                 ARTICLE I - DEFINITIONS

          Whenever used herein with the initial letter capitalized and unless a different meaning is plainly required by the context, words and phrases shall have (a) the meanings stated below, (b) if not stated below, the meanings given to them in the Profit Sharing and Savings Plan, if defined under that plan, or (c) if not defined in either the SERP or the Profit Sharing and Savings Plan, the meanings given to them in the Pension Plan. All masculine terms shall include the feminine and all singular terms shall include the plural, unless the context clearly indicates the gender or the number.

          1.1 ACCOUNT means a notional account established for each Participant equal to the sum of the following: (a) all supplemental contributions and interest credited under Section 3.1, (b) all supplemental target contributions and interest credited under
               Section 3.2, and (c) all supplemental profit sharing contributions and interest credited under Section 3.3.

          1.2 ACTIVE PARTICIPANT means a Covered Employee who becomes a Participant and continues to participate in the SERP pursuant to
               Article II.

          1.3 BENEFICIARY means any person or persons designated by a Participant to receive any death benefits that may become payable under Article IV after the death of such Participant.

          1.4 BOARD means the Board of Directors of the Company, or a committee thereof.

          1.5 CAUSE means the termination of a Participant's employment by reason of the Board's good faith determination that the Participant (a) willfully and continually failed to substantially perform his or her duties with the Company or Participating Employer (other than a failure resulting from the Participant's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant by the Board which specifically identifies the manner in which the Board believes that the Participant has not substantially performed his or her duties and such failure substantially to perform continues for at least fourteen (14) days, or (b) has willfully engaged in conduct which is demonstrably and materially injurious to the Company or Participating Employer, monetarily or otherwise, or (c) has otherwise materially breached the terms of his or her employment agreement with the Company or Participating Employer, if applicable (each, an "Employment Agreement") (including, without limitation, a voluntary termination of the Participant's employment by the Participant during the term of such Employment Agreement). No act, nor failure to act, on the Participant's part, shall be considered "willful" unless he or she has acted, or failed to act, with an absence of good faith and without a reasonable belief that his or her action or failure to act was in the best interest of the Company. Notwithstanding the foregoing, the Participant's employment shall not be deemed to have been terminated for Cause unless and until (1) there shall have been delivered to the Participant a copy of a written notice setting forth that the Participant was guilty of conduct set forth above in clause (a), (b) or (c) of the first sentence of this definition and specifying the particulars thereof in detail, and
               (2) the Participant shall have been provided an opportunity to be heard by the Board (with the assistance of Participant's counsel).


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          1.6  CHANGE IN CONTROL means the occurrence during the Plan Year of:

               a) An acquisition (other than directly from the Company) of any common stock or other voting securities of the Company entitled to vote generally for the election of directors (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the then outstanding shares of the Company's common stock or the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary")
                    (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

               b) The individuals who, as of January 1, 2003, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least seventy percent (70%) of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this SERP, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Proxy Contest; or

               c)   The consummation of:

                    1) A merger, consolidation or reorganization with or into the Company, or in which securities of the Company are issued (a "Merger"), unless such Merger is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a Merger if:

                         A) the stockholders of the Company, immediately before such Merger own directly or indirectly immediately following such Merger at least seventy percent (70%) of the combined voting power of the outstanding voting securities of the corporation resulting from such Merger (the "Surviving Company") in substantially the same proportion as their ownership of the Voting Securities immediately before such Merger,

                         B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least two-thirds of the members of the board of directors of the Surviving Company, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Company, and

                         C) no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such Merger was maintained by the Company or any Subsidiary, or (iv) any Person who, immediately prior to such Merger had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities or common stock of the Company, has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving Company then outstanding voting securities or its common stock;

                    2)   A complete liquidation or dissolution of the Company;
                         or

                    3) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

          Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of common stock or Voting Securities by the Company which, by reducing the number of shares of common stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of common stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional common stock or Voting Securities which increase the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

          1.7 CODE means the Internal Revenue Code of 1986, as amended from time to time.

          1.8  COMMITTEE means the Administrative Committee established in
               Article V.



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          1.9  COMPANY means Wendy's International, Inc., an Ohio corporation.

          1.10 COMPENSATION means a Participant's annual Compensation, as that term is defined in the Profit Sharing and Savings Plan, except that there shall be no maximum amount of Compensation considered.

          1.11 CONTRIBUTIONS means the amounts credited to a Participant's Account during a Plan Year, other than interest, pursuant to
               Article III.

          1.12 COVERED EMPLOYEE means an Employee:

               a) For Employees of the Company, with the title of "Vice President" or above;

               b) For Employees of any Participating Employer, with such titles as may be designated for that Participating Employer by the Board or a committee thereof.

          1.13 EFFECTIVE DATE means January 1, 2003 (except as otherwise set forth herein), the effective date of this amended and restated SERP.

          1.14 EMPLOYEE means a person employed by the Company or a Participating Employer who is a United States citizen or resident alien.

          1.15 FINAL AVERAGE COMPENSATION shall mean a Participant's average annual Compensation over the five (5) consecutive calendar years while a Covered Employee (or the total number of completed calendar years while a Covered Employee if less than five (5)) out of the last ten (10) completed calendar years while a Covered Employee preceding the Participant's attainment of age sixty (60) which will provide him with the highest annual average Compensation.

          1.16 GRANDFATHER ELIGIBLE PARTICIPANT shall mean a Participant who was an Active Participant on January 1, 2003, and who had attained age 55 and completed at least five (5) Years of Service as of that date.

          1.17 INACTIVE PARTICIPANT means a former Active Participant who is no longer a Covered Employee but who has an Account remaining in the SERP.

          1.18 NORMAL RETIREMENT DATE and NORMAL RETIREMENT AGE both mean the first of the month coincident with or next following a Participant's sixty-fifth birthday.

          1.19 PARTICIPANT means an Active Participant or an Inactive
               Participant

          1.20 PARTICIPATING EMPLOYER means an Affiliate, as defined in the Profit Sharing and Savings Plan, that has been authorized to participate in the SERP by the Board or a committee thereof.

          1.21 PENSION PLAN means the Wendy's International, Inc. Pension Plan.

          1.22 PROFIT SHARING AND SAVINGS PLAN means the Wendy's International, Inc. Profit Sharing and Savings Plan.

          1.23 PLAN YEAR means the calendar year.

          1.24 SERP means the Wendy's International, Inc. Supplemental Executive Retirement Plan.

          1.25 TOTAL AND PERMANENT DISABILITY means a physical or mental condition which qualifies a Participant for Social Security disability benefits or which qualifies such Participant to continue to receive benefits under the Company's disability plan or under its workers' compensation policy, after having received such benefits for twelve (12) months.

          1.26 YEAR OF SERVICE means any Plan Year during which an Employee is credited with a Year of Service under the Profit Sharing and Savings Plan.


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                        ARTICLE II - ELIGIBILITY AND PARTICIPATION

          2.1  ELIGIBILITY

               Each Covered Employee who was an Active Participant in the SERP on the day prior to the Effective Date shall continue to be an Active Participant in the SERP on the Effective Date if still a Covered Employee on that date.

               Any other Covered Employee shall become a Participant in the SERP on the latest of the Effective Date, the first day of the Plan Year following the date the Employee became a Covered Employee (the Covered Employee's date of hire or promotion into eligible employment), or the Entry Date upon which the Covered Employee becomes a Participant in the Pension Plan.

          2.2  REEMPLOYMENT

               If a Participant terminates employment for any reason and is later rehired as a Covered Employee, such former Participant shall be eligible to participate in the SERP on the date their participation in the Pension Plan resumes.

          2.3  REEMPLOYMENT FOLLOWING QUALIFIED MILITARY SERVICE

               Notwithstanding any provision of this SERP to the contrary, a Covered Employee who returns to employment following qualified military service shall be credited with such Contributions and Years of Service as required under Chapter 43 of Title 38 of the United States Code.

                             ARTICLE III - AMOUNT OF BENEFIT

          3.1  CREDITS TO SUPPLEMENTAL ACCOUNT

               a) On the last day of each Plan Year commencing after December 31, 2002, for each Active Participant who remains employed as a Covered Employee by the Company or a Participating Employer on the last day of the Plan Year, or who dies, becomes disabled or attains Normal Retirement Age during the Plan Year while actively employed, the Company shall credit to the Supplemental Account of such Active Participant an amount determined as follows:

                    1) For each Active Participant described above who is not a Grandfather Eligible Participant, an amount equal to the net supplemental credit described in (b) below.

                    2) For each Grandfather Eligible Participant described above, an amount equal to the greater of the net supplemental credit described in (b) below and the target credit which would have been credited to such Participant for such Plan Year under Section 3.2(b).

               b) Net Supplemental Credit. The difference between the gross supplemental credit amount determined under the table in paragraph (1) below and the offsets set forth in paragraph
                    (2) below.

                    1)   Gross Supplemental Credit.


                         Participant's Age Plus Years  Supplemental Credits as a
                         of Service as of the first     percentage of prior year
                            day of the Plan Year              Compensation
                         -------------------------     -------------------------
                                Less than 40                   5%
                                   40-49                       8%
                                   50-59                      11%
                                   60-69                      14%
                                70 or more                    18%

                    2) Offsets. The aggregate of (A) the amounts credited during the prior Plan Year to such Participant pursuant to Section 1.1(c) of the Pension Plan, (B) the amounts that would have been credited during the prior Plan Year to such Participant pursuant to Section 3.5 of the Profit Sharing and Savings Plan had the Participant elected to make Deferred Income Contributions to receive the maximum available Company Safe Harbor Matching Contribution, (C) any Company Contributions credited to such Participant during the prior Plan Year pursuant to Section 3.1 of the Profit Sharing and Savings Plan, and (D) that portion of all "social security" employment (FICA) taxes paid during the prior Plan Year by the Company or Participating Employer pursuant to Code section 3111(a).

               c) Interest. On the last day of each Plan Year, interest shall be credited to the Supplemental Account for each Participant at a rate equal to the interest rate applied for that Plan Year to the Account Balance Benefit under the Pension Plan and applied to the amount in the Participant's Supplemental Account as of the first day of the Plan Year.



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          3.2  CREDITS TO SUPPLEMENTAL TARGET ACCOUNT

               a) Except as provided in Section 3.4 below, prior to January 1, 2003, the Company shall credit to the Supplemental Target Account for each eligible Participant the amounts described below and after January 1, 2003, the Company shall credit to the Supplemental Target Account the interest credits described in (c) below:

                    (1) For each eligible and Active Participant who remains employed by the Company on the last day of the Plan Year, the amounts described in (b) below calculated as of the last day of the prior Plan Year and the amount described in (c) below calculated as of the last day of the Plan Year.

                    (2) For each eligible and Active Participant who dies or becomes disabled during the Plan Year while actively employed, the amount described in (b) below calculated as of the last day of the prior Plan Year. For each eligible and Active Participant who died or became disabled during a Plan Year while actively employed and who has not yet received payment of his SERP benefits, the amount described in (c) below calculated as of the earlier of the last day of the Plan Year or the date as of which benefits are paid under the SERP.

                    (3) For each eligible and Active Participant who attained Normal Retirement Age during the Plan Year while actively employed, the amount described in (b) below calculated as of such Participant's Normal Retirement Date and the amount described in (c) below calculated from the Normal Retirement Date to the earlier of the last day of the Plan Year or the date as of which benefits are paid under the SERP.

               b) An amount which will provide each Participant with a targeted annual benefit payable as a life annuity at his Normal Retirement Date equal to the amount obtained, if any, when the sum of (2), (3), (4) and (5) below is subtracted from (1) below:

                    (1) Fifty percent (50%) of the Participant's Final Average Compensation (determined without salary projection) multiplied by a fraction, not exceeding one (1), the numerator of which is the number of the Participant's expected Years of Service at his Normal Retirement Date and the denominator of which is fifteen (15).

                    (2) The Participant's expected Accrued Benefit Derived from Company Contributions at his Normal Retirement Date under the Pension Plan, assuming that the Participant had elected to make Participant Contributions to the Plan in each Plan Year such contributions as were permitted and that interest credited to the Account Balance Benefit for future years will be at the rate of 7.5%, including the Prior Plan Benefit and the Minimum Benefit.

                    (3) With regard to the Profit Sharing and Savings Plan, the sum of the Participant's:

                         (i)   Company Matched Contribution Account;

                         (ii)  Company Contribution Account;

                         (iii) Company Safe Harbor Matching Contribution Account
                               calculated as if the Participant had elected to make Deferred Income Contributions to receive the maximum available Company Safe Harbor Matching Contribution and as if such contributions had earned interest at an annual rate of 7.5%;

                         (iv)  any prior distributions from such Accounts; and

                         (v) future expected Company Safe Harbor Matching Contributions for each Plan Year until the Participant's Normal Retirement Date equal to the Company Safe Harbor Matching Contribution deemed to have been received by the Participant for that Plan Year.

                         Such amount shall be projected for the number of years from the earlier of the distribution of such Accounts to the Participant or the date of this calculation to the Participant's Normal Retirement Date at an interest rate of seven and one-half percent (7.5%) compounded annually. In the event that such Profit Sharing and Savings Plan Accounts are distributed to the Participant on different dates, then this projection shall be applied separately to each distribution based upon the specific dates of distribution.

                         The total projected value shall be converted to a life annuity payable at the Participant's Normal Retirement Date, using the interest rate published by the Pension Benefit Guaranty Corporation for use in calculating immediate annuities which is in effect on the first day of the Plan Year to the extent that such rate continues to be published. In the event that such rate is no longer published, the total projected value shall be converted using the applicable interest rate as defined in Code section 417(e)(3) for the lookback month of November preceding the first day of the Plan Year.

                    (4) The Participant's Supplemental Profit Sharing Account projected and converted to a life annuity payable at his Normal Retirement Date in the same manner as the Profit Sharing and Savings Plan Accounts in (3) above.

                    (5) The amount of the retirement income the Participant is entitled to receive pursuant to the Supplemental Retirement Agreement under the Nonqualified Plan.

               c) An amount equal to the interest rate applied to the Account Balance Benefit for the Plan Year in the Pension Plan applied to the amount in the Participant's Supplemental Target Account as of the first day of the Plan Year or, for purposes of Section 3.2(a)(3), as of the Participant's Normal Retirement Date.



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          3.3  CREDITS TO SUPPLEMENTAL PROFIT SHARING ACCOUNT

               Prior to January 1, 2003, the Company shall credit or charge, as applicable, to each Participant's Supplemental Profit Sharing Accounts the following amounts:

               a) For each Plan Year during which the Participant is an Active Participant in the Profit Sharing and Savings Plan, the amount by which:

                    (1) The amount of Company Contributions which the Company would have allocated to the Active Participant's Accounts under the Profit Sharing and Savings Plan without regard to the maximum annual limitations imposed by Section 415 of the Code or the limitation on compensation imposed by Section 401(a)(17) of the Code; exceeds

                    (2) The actual amount of Company Contributions which the Company allocates to the Active Participant's Accounts under the Profit Sharing and Savings Plan.

               b) For each Plan Year during which the Participant is an Active Participant, an Inactive Participant or a former Participant in the Profit Sharing and Savings Plan, an amount equal to the net gain (or net loss) that would have been credited (or charged) had the amounts allocated to the Participant's Supplemental Plan Accounts been invested in a manner similar to the investment of his Accounts under the Profit Sharing and Savings Plan during a similar time frame.

                    If the Participant does not have any actual Accounts under the Profit Sharing and Savings Plan, his Supplemental Plan Accounts shall be treated as though they had been invested in the default investment offered under the Profit Sharing and Savings Plan (as referenced in Section 16.1 of such plan, or any successor section thereto).

          3.4  CASH ELECTION

               Prior to January 1, 2003, each Active Participant who was projected to have five (5) or more Years of Service by the end of the Plan Year had been permitted to elect, prior to notification of the Target Credit (as determined under Section 3.2 above) for such Plan Year, to receive in cash the amount that would otherwise be credited to his Supplemental Target Account on the last day of such Plan Year. Payment of the vested Target Credits, which were elected to be taken as cash, shall be paid by the end of the month following the last day of the Plan Year for which the dollars are credited.

          3.5  TERMINATION BENEFIT

               If a Participant's employment terminates for any reason on or after his Normal Retirement Age, after incurring a Total and Permanent Disability, as a result of death or after completing five (5) Years of Service, such Participant (or his Beneficiary in the event of the Participant's death) shall be entitled to receive a benefit, payable in accordance with Article IV, equal to the balance of the Participant's Account. If a Participant's employment is terminated for any reason prior to the earliest of attaining his Normal Retirement Age, incurring a Total and Permanent Disability, the date of his death or completing five
               (5) Years of Service, then notwithstanding any contrary provision in this SERP, neither the Participant nor his Beneficiary shall be entitled to any benefits under this SERP.

               Notwithstanding the foregoing, the Participant shall be entitled to receive a benefit payable in accordance with Article IV, equal to the balance of the Participant's Account, if the Participant's employment is terminated by the Company without Cause within two years following a Change in Control or prior to the date of a Change in Control if the Participant reasonably demonstrates that the termination (a) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (b) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of this Agreement provided a Change in Control shall actually have occurred.

                              ARTICLE IV - FORMS OF PAYMENT

          4.1  DISTRIBUTION OF BENEFITS

               If a Participant is entitled to a distribution of benefits under
               Section 3.5, the Participant's Account shall be paid in one of the forms of payment set forth below, as specified by the Participant in the Payment Election Form. If the Participant's most recent Payment Election Form had been completed within one year of the termination (except for elections made within 30 days of the commencement of the Participant's participation in the
               SERP), then the Participant shall be deemed to have no designation on file.

               Notwithstanding the foregoing, a Participant may elect to give effect to an otherwise disregarded Payment Election Form that had been completed within the one year waiting period by accepting a ten percent (10%) forfeiture from the Participant's Account.



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               If a Participant has, or is deemed to have, no Payment Election
               Form on file or upon the death of a Participant, the Participant's Account shall be paid to the Participant or Beneficiary, as applicable, in a single lump sum.

               The forms of payment available under the SERP are:

               a)   A single lump sum.

               b) Annual, semiannual or quarterly installments over a period of years not exceeding five years, as elected by the Participant.

          4.2  TIMING OF DISTRIBUTION

               Effective January 1, 2003, Participants shall not be entitled to receive any payment of benefits under the SERP prior to termination of employment. Payment of benefits under this SERP shall commence at such time as determined by the Committee in its sole discretion, but not later than the end of month following the last day of the Plan Year in which the termination occurred.

          4.3  DESIGNATION OF BENEFICIARY

               Each Participant shall designate, by giving a designation in approved form to the Plan Administrator, a Beneficiary to receive any benefits which may become or continue to be payable upon or after his death under this Plan. Successive designations may be made and the last designation received by the Plan Administrator prior to the death of the Participant shall be effective and shall revoke all prior designations.

               If a Participant shall fail to designate a Beneficiary, if such designation shall for any reason be illegal or ineffective or if no Beneficiary so designated survives the Participant, then his benefits shall be paid to:

               a)   His surviving spouse; or

               b) If there is no surviving spouse, to the executor or other personal representative of the Participant to be distributed in accordance with the Participant's will, or if he has no valid will, in accordance with applicable state law.

                             ARTICLE V - PLAN ADMINISTRATION

          5.1  PLAN ADMINISTRATOR

               a) The Company shall be the Plan Administrator. The Company shall appoint a Committee to act as its agent or delegate in carrying out its administrative duties.

               b) The Committee shall consist of not fewer than three (3) members who shall be appointed by the Company and may include individuals who are not Participants in the Plan. The Company may remove or replace any member at any time in its sole discretion, and any member may resign by delivering a written resignation to the Company, which resignation shall become effective at its delivery or at any later date specified therein.

          5.2  POWERS OF THE PLAN ADMINISTRATOR

               The Plan Administrator shall be charged with the operation and administration of the SERP in accordance with the terms hereof and shall have all the powers necessary to carry out the provisions of the SERP. Any and all determinations, actions or decisions of the Plan Administrator and Committee with respect to the administration of the SERP, including without limitation the determination of benefit eligibility and interpretation of SERP provisions, shall be final and conclusive and binding upon all parties having an interest in the SERP.

          5.3  COMMITTEE

               a) The Committee shall hold meetings upon such notice and at such times and places as its members may from time to time deem appropriate, and may adopt from time to time such bylaws and regulations for the conduct and transaction of its business and affairs consistent with the terms of the Plan and the delegation of duties and powers by the Company. A majority of its members at the relevant time shall constitute a quorum for the transaction of business. All action taken by the Committee shall be by vote of the majority of its members present at such meeting, except that the Committee also may act without a meeting by a written consent signed by a majority of its members. A member shall not be disqualified from acting because of any personal interest, benefit or advantage, inasmuch as a member may be a director of the Company, an Employee or a Participant, but no member shall vote or act in connection with an action of the Committee relating exclusively to himself.

               b) The Committee may allocate among its members such specific responsibilities, obligations, powers or duties as shall be deemed appropriate.



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


          5.4  INDEMNIFICATION

               The Company shall indemnify and defend each member of the Committee and all officers or representatives of the Company and Employees assigned fiduciary responsibility under Federal law to the greatest extent permitted by applicable law against any and all claims, losses, damages, expenses (including reasonable attorneys' fees) and liability arising from any action or failure to act in connection with the SERP.

                              ARTICLE VI - CLAIMS PROCEDURES

          6.1  CLAIMS REVIEW

               Any Participant, former Participant or Beneficiary who wishes to request a review of a claim for benefits or who wishes an explanation of a benefit or its denial may direct to the Plan Administrator a written request for such review within one hundred twenty (120) days of the denial. The Plan Administrator shall respond to the request by issuing a notice to the claimant as soon as possible, but in no event later than ninety (90) days (one hundred eighty (180) days in special cases) from the date of receipt of the request. This notice furnished by the Plan Administrator shall be written in a manner calculated to be understood by the claimant and shall include the following:

               a)   The specific reason or reasons for any denial of benefits;

               b)   The specific SERP provisions on which any denial is based;

               c) A description of any further material or information which is necessary for the claimant to perfect his claim and an explanation of why the material or information is needed; and

               d)   An explanation of the SERP's claim appeals procedure.

               If the Plan Administrator denies the claim or fails to respond to the claimant's written request for a review within one hundred eighty (180) days of its receipt, the claimant shall be entitled to proceed to the claim appeals procedure described in Section
               6.2. If the claimant does not respond to the notice, posted by first-class mail to the address of record of the claimant, within sixty (60) days from receipt of the notice, the claimant shall be considered satisfied in all respects.

          6.2  APPEALS PROCEDURE

               In the event that the claimant wishes to appeal the claim review denial, the claimant or his duly authorized representative may submit to the Plan Administrator, within sixty (60) days of his receipt of the notice, a written notification of appeal of the claim denial. The notification of appeal of the claim denial shall permit the claimant or his duly authorized representative to utilize the following claim appeals procedures:

               a)   To review pertinent documents; and

               b) To submit issues and comments in writing to which the Plan Administrator shall respond.

               The Plan Administrator shall furnish a final written decision on formal review not later than sixty (60) days after receipt of the notification of appeal, unless special circumstances require an extension of the time for processing the appeal. In no event, however, shall the Plan Administrator respond later than one hundred twenty (120) days after a request for an appeal. The decision on the appeal shall be written in a manner calculated to be understood by the claimant, shall include specific reasons for the decision, and shall contain specific references to the pertinent SERP provisions on which the decision is based.

          6.3  DISCRETION REGARDING CLAIMS AND APPEALS

               The Plan Administrator, or any individual or committee to whom responsibility for claims and appeals has been delegated, shall have complete discretion in deciding such claims and appeals and any such decision shall be final, conclusive and binding upon the claimant.

                               ARTICLE VII - MISCELLANEOUS

          7.1  AMENDMENT AND TERMINATION

               The SERP may be amended by the Company, by action of its Board or a committee thereof, at any time in its discretion and without the consent of any Participant. However, in the event of the amendment or termination of the SERP, any benefit accrued to such date shall not be reduced or forfeited without the consent of each affected Participant. Further, the SERP may not be amended or terminated for two years following the end of the Plan Year in which a Change in Control occurs or, prior to the date of a Change in Control, if an affected Participant reasonably demonstrates that the amendment or termination is had been adopted (a) at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (b) otherwise in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, in either case provided a Change in Control shall actually have occurred.

          7.2  NO CONTRACT OF EMPLOYMENT

               Nothing herein contained shall be construed to constitute a contract of employment between the Company and any Participant.

          7.3  UNFUNDED PLAN

               The SERP at all times shall be considered entirely unfunded both for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974 (ERISA). Notwithstanding the foregoing, the Company may establish a benefits protection trust for the benefit of Participants with an independent bank as trustee. Prior to a Change in Control, the Company shall transfer to such trust assets equal to the Accounts of all Participants. Any benefits protection trust established to provide benefits under this SERP shall at all times remain subject to the claims of the Company's general creditors in the event of insolvency.

          7.4  RESTRICTIONS UPON ASSIGNMENTS AND CREDITORS' CLAIMS

               No benefit payable under this SERP shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge prior to actual receipt thereof by the Participant or Beneficiary and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void. No benefit payable under this SERP shall be subject to attachment, garnishment, execution, levy or other legal or equitable proceeding or process, and any attempt to do so shall be void. The Company shall not be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of any Participant or Beneficiary except as may be required by the tax withholding provisions of the Code or any state's income tax laws.

          7.5  PAYMENT CONSTITUTES RELEASE

               Payment to the Participant or Beneficiary as set forth in Article IV shall completely discharge the Company's obligations under this SERP, whether paid by a benefits protection trust established under Section 7.3 or directly by the Company.

          7.6  APPLICABLE LAW

               To the extent not preempted by Federal law, the SERP shall be construed and administered in accordance with the laws of the State of Ohio.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer this 31st day of January, 2003.

                                 WENDY'S INTERNATIONAL, INC.

                                 By: /s/ Kerrii B. Anderson
                                     -------------------------------------------

                                 Its:             Kerrii B. Anderson
                                     -------------------------------------------
                                               Executive Vice President &
                                                Chief Financial Officer



                                       9